  As filed with the Securities and Exchange Commission on March 10, 1999
                                                      Registration No. 333-70845
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                --------------

                              AMENDMENT NO. 2
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                --------------

                             Creditrust Corporation
             (Exact name of registrant as specified in its charter)

   Maryland                       7389                           52-1754916
  (State of           (Primary Standard Industrial            (I.R.S. Employer
incorporation)         Classification Code Number)           Identification No.)

                            7000 Security Boulevard
                         Baltimore, Maryland 21244-2543
                                 (410) 594-7000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                --------------

                                Joseph K. Rensin
                      Chairman and Chief Executive Officer
                             Creditrust Corporation
                            7000 Security Boulevard
                           Baltimore, Maryland 21244
                                 (410) 594-7000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                --------------

  Copies of all communications, including all communications sent to the agent for service, should be sent to:
         Henry D. Kahn, Esquire                  Todd H. Baker, Esquire
         Piper & Marbury L.L.P.               Gibson, Dunn & Crutcher LLP
        36 South Charles Street                  One Montgomery Street
       Baltimore, Maryland 21201            San Francisco, California 94104
              410-539-2530                            415-393-8200

                                --------------

  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box: [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]

                                --------------

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

   The following table sets forth estimated expenses in connection with the offering described in this Registration Statement, all of which are to be borne by the Registrant. All amounts are estimates, except for the Securities and Exchange Commission registration fee, the NASD filing fee and the Nasdaq National Market listing fee.

   Securities and Exchange Commission registration fee................ $ 22,242
   NASD filing fee....................................................    8,501
   Nasdaq National Market listing fee.................................   17,500
   Printing and engraving expenses....................................  100,000
   Legal fees and expenses............................................  150,000
   Accounting fees and expenses.......................................  125,000
   Transfer agent and registrar's fees................................    5,000
   Miscellaneous expenses.............................................   21,757
                                                                       --------
     Total............................................................ $450,000
                                                                       ========

Item 14. Indemnification of Directors and Officers.

   The Charter of the Company provides that, to the fullest extent permitted by the Maryland General Corporation Law (the "MGCL"), the Company shall indemnify current and former directors and officers of the Company against any and all liabilities and expenses in connection with their services to the Company in such capacities. The Charter further mandates that the Company shall advance expenses to its directors and officers to the full extent permitted by the MGCL. The Charter also permits the Company, by action of its Board of Directors, to indemnify its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

   The Company's Charter provides that, to the fullest extent that limitations on the liability of directors. And officers are permitted by the MGCL, no director or officer of the Company shall have any liability to the Company or its stockholders for monetary damages. The MGCL provides that a corporation's charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (i) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit the ability of the Company or its stockholders to obtain other relief, such as an injunction or recission.

   The Charter of the Company authorizes the Company to purchase liability insurance for its officers and directors, and the Company currently maintains such insurance coverage on behalf of its officers and directors.

Item 15. Recent Sales of Unregistered Securities.

   The following information relates to unregistered securities issued or sold by the Company within the last three years:

   On April 2, 1998, the Registrant issued $5,000,000 principal amount of Senior Subordinated Notes, Series 1998 and Warrants to purchase 450,000 shares of common stock in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Rule 506 under the Act. The

Placement Agents were Ferris, Baker Watts, Incorporated and Boenning & Scattergood, Inc. The net proceeds were used to purchase defaulted consumer receivables and for general corporate purposes. Neither the Registrant nor any person acting on its behalf offered or sold the Senior Subordinated Notes or Warrants by any form of general solicitation or general advertising. The Registrant reasonably believes that the Senior Subordinated Notes and Warrants were sold only to accredited investors, and the Registrant provided all material information available to the investors. Further, the Registrant exercised reasonable care to assure that the investors were not underwriters, as such term is defined in Section 2 (11) of the Act.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits:

 Exhibit
   No                                 Description
 -------                              -----------
 1.1     Form of Underwriting Agreement.*
 3.1     Charter of the Company.**
 3.2     By-Laws of the Company.**
 4.1     Form of stock certificate.**
 4.2     Form of Senior Subordinated Note, Series 1998.**
 4.3     Form of Common Stock Purchase Warrant.**
 4.4     Senior Subordinated Note Series and Common Stock Warrant Purchase
         Agreement.**
 4.5     Registration Rights Agreement.**
 5       Opinion of Piper & Marbury L.L.P.*
 10.1    Creditrust 1998 Stock Incentive Plan.**
 10.2    Creditrust 1998 Employee Stock Purchase Plan.**
 10.3    Employment Agreement between the Company and Jefferson B. Moore.**
 10.4    Employment Agreement between the Company and Richard J. Palmer.**
 10.5    Employment Agreement between the Company and John D. Frey.*
 10.6    Employment Agreement between the Company and John L. Davis.**
 10.7    Agreement dated March 13, 1997 by and between Crystal Hill Advisors and the Company.**
 10.8    Servicing Agreement, dated August 6, 1997, by and between Creditrust
         Corporation and Heartland Bank.**
 10.9    Loan and Security Agreement, dated September 23, 1996, by and between
         Oxford Capital Corporation and Signet Bank.**
 10.10   Lease Agreement, dated January 24, 1996, by and between BRIT Limited
         Partnership and Oxford Capital Corporation.**
 10.11   Lease Agreement, dated January 22, 1997, by and between A&E Partners and Creditrust Corporation.**
 10.12   First Amendment to Lease, dated February 27, 1997, by and between A&E
         Partners and Creditrust Corporation.**
 10.13   Indenture and Servicing Agreement, dated as of June 1, 1998, by and among Creditrust SPV2, LLC, Norwest Bank Minnesota, National
         Association, Creditrust Corporation and Asset Guaranty Insurance
         Company.**
 10.14   Limited Liability Company Agreement of Creditrust SPV2, LLC, dated
         June 19, 1998.**
 10.15   Indenture and Servicing Agreement, dated as of September 1, 1998, by and among Creditrust Funding I LLC, Norwest Bank Minnesota, National
         Association, Creditrust Corporation and Asset Guaranty Insurance
         Company.***
 10.16   Credit Agreement, dated as of October 28, 1998, between Creditrust
         Corporation, the Lenders party thereto and Sunrock Capital Corp.+
 10.17   Indenture and Servicing Agreement, dated as of December 29, 1998, by and among Creditrust SPV98-2, LLC, Norwest Bank Minnesota, National
         Association, Creditrust Corporation and Asset Guaranty Insurance
         Company.*

 Exhibit
   No                                 Description
 -------                              -----------
 10.18   Limited Liability Company Agreement of Creditrust SPV98-2, LLC, dated as of December 29, 1998.*
 10.19   Lease, dated January 11, 1999, by and between Butera Properties, LLC, as Landlord, and Creditrust Card Services Corporation, as Tenant.*
 21.1    List of Subsidiaries.*
 23.1    Consent of Grant Thornton LLP.*
 23.2    Consent of Piper & Marbury L.L.P. (included in the opinion filed as
         Exhibit 5).*
 24      Powers of Attorney.*

--------
*   Previously filed.
** Previously filed as an exhibit to the Company's Registration Statement on Form S-1 (Reg. No. 333-50103) and incorporated herein by reference.
*** Previously filed as an exhibit to the Company's Quarterly Report on Form
    10-Q for the quarterly period ended September 30, 1998 and incorporated herein by reference.

+ Filed herewith. A portion of this exhibit has been omitted based upon a request for confidential treatment.

(b) Financial Statement Schedules:

     None.

Item 17. Undertakings.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of its Charter or Bylaws or laws of the State of Maryland or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment no. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on March 10, 1999.

                                          Creditrust Corporation

                                            By:    /s/ Joseph K. Rensin
                                               ---------------------------------
                                               Joseph K. Rensin Chairman of the
                                               Board and Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, this amendment no. 2 to the registration statement has been signed by the following persons in the capacities indicated on this 10th day of March, 1999.


              Signature                         Title                Date

        /s/ Joseph K. Rensin            Chairman of the         March 10, 1999
-------------------------------------    Board and Chief
          Joseph K. Rensin               Executive Officer
                                         (Principal
                                         Executive Officer)

        /s/ Richard J. Palmer           Vice President,         March 10, 1999
-------------------------------------    Chief Financial
          Richard J. Palmer              Officer and
                                         Treasurer
                                         (Principal
                                         Financial and
                                         Accounting Officer)

                  *                     Director                March 10, 1999
-------------------------------------
       Frederick W. Glassberg

                  *                     Director                March 10, 1999
-------------------------------------
            John G. Moran

                  *                     Director                March 10, 1999
-------------------------------------
          Michael S. Witlin

* By:    /s/ Joseph K. Rensin
   ---------------------------------
            Joseph K. Rensin
            Attorney in fact

                                 EXHIBIT INDEX

 Exhibit
   No                              Description                             Page
 -------                           -----------                             ----
   1.1   Form of Underwriting Agreement.*

   3.1   Charter of the Company.**

   3.2   By-Laws of the Company.**

   4.1   Form of stock certificate.**

   4.2   Form of Senior Subordinated Note, Series 1998.**

   4.3   Form of Common Stock Purchase Warrant.**

   4.4   Senior Subordinated Note Series and Common Stock Warrant
          Purchase Agreement.**

   4.5   Registration Rights Agreement.**

   5     Opinion of Piper & Marbury L.L.P.*

  10.1   Creditrust 1998 Stock Incentive Plan.**

  10.2   Creditrust 1998 Employee Stock Purchase Plan.**

  10.3   Employment Agreement between the Company and Jefferson B.
          Moore.**

  10.4   Employment Agreement between the Company and Richard J.
          Palmer.**

  10.5   Employment Agreement between the Company and John D. Frey.*

  10.6   Employment Agreement between the Company and John L. Davis.**

  10.7   Agreement dated March 13, 1997 by and between Crystal Hill
          Advisors and the Company.**

  10.8   Servicing Agreement, dated August 6, 1997, by and between
          Creditrust Corporation and Heartland Bank.**

  10.9 Loan and Security Agreement, dated September 23, 1996, by and between Oxford Capital Corporation and Signet Bank.**

  10.10  Lease Agreement, dated January 24, 1996, by and between BRIT
          Limited Partnership and Oxford Capital Corporation.**

  10.11  Lease Agreement, dated January 22, 1997, by and between A&E
          Partners and Creditrust Corporation.**

  10.12 First Amendment to Lease, dated February 27, 1997, by and between A&E Partners and Creditrust Corporation.**

  10.13 Indenture and Servicing Agreement, dated as of June 1, 1998, by and among Creditrust SPV2, LLC, Norwest Bank Minnesota,
          National Association, Creditrust Corporation and Asset
          Guaranty Insurance Company.**

  10.14 Limited Liability Company Agreement of Creditrust SPV2, LLC, dated June 19, 1998.**

  10.15  Indenture and Servicing Agreement, dated as of September 1,
          1998, by and among Creditrust Funding I LLC, Norwest Bank
          Minnesota, National Association, Creditrust Corporation and
          Asset Guaranty Insurance Company.***

  10.16  Credit Agreement, dated as of October 28, 1998, between
          Creditrust Corporation, the Lenders party thereto and Sunrock
          Capital Corp.+

  10.17  Indenture and Servicing Agreement, dated as of December 29,
          1998, by and among Creditrust SPV98-2, LLC, Norwest Bank
          Minnesota, National Association, Creditrust Corporation and
          Asset Guaranty Insurance Company.*

  10.18 Limited Liability Company Agreement of Creditrust SPV98-2, LLC, dated as of December 29, 1998.*

  10.19  Lease, dated January 11, 1999, by and between Butera
          Properties, LLC, as Landlord, and Creditrust Card Services
          Corporation, as Tenant.*


 Exhibit
   No                            Description                          Page
 -------                         -----------                          ----
  21.1   List of Subsidiaries.*

  23.1   Consent of Grant Thornton LLP.*

  23.2 Consent of Piper & Marbury L.L.P. (included in the opinion filed as Exhibit 5).*

  24     Powers of Attorney.*

--------
*  Previously filed.
** Previously filed as an exhibit to the Company's Registration Statement on
   Form S-1 (Reg. No. 333-50103) and incorporated herein by reference.
*** Previously filed as an exhibit to the Company's Quarterly Report on Form
    10-Q for the quarterly period ended September 30, 1998 and incorporated herein by reference.

+ Filed herewith. A portion of this exhibit has been omitted based upon a request for confidential treatment.